Exhibit 16.1

May 11, 2016

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 – 7561

Ladies and Gentlemen

Re: Loton, Corp.

Commission File No. 333-167219

We have read the statements that Loton, Corp. has included under Item 4.01 of its Current Report on Form 8-K dated May 10, 2016 and agree with such statements in so far as they apply to our firm.

Sincerely,

/s/ Li and Company, PC

Li and Company, PC